Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 6, 2026) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $2,170 as of March 31, 2026, a decrease of 1% for the first quarter of 2026, including dividends.

Liam Caffrey, CEO, commented, “Book value per share ended the quarter at $2,170, down roughly 1% from year-end. Solid operating results were more than offset by a mark-to-market decline in our investment in MediaAlpha. Ark posted a 91% combined ratio and generated $1.1 billion of gross written premiums. Kudu grew adjusted EBITDA and produced a 12% return on equity on a trailing 12 months basis. HG Global assumed $8 million of gross written premiums and grew book value by 2%. Distinguished grew managed premiums by 7% year-over-year and has now launched four new programs since our acquisition. Excluding MediaAlpha, the investment portfolio returned 1.0%, ahead of benchmarks, with modest gains in both equities and fixed income. In February, we deployed $125 million of capital into Bishop Street Underwriters and more recently announced two acquisitions by WTM Partners. Including these deployments, undeployed capital is roughly $0.8 billion.”

Comprehensive income (loss) attributable to common shareholders was $(27) million in the first quarter of 2026 compared to $35 million in the first quarter of 2025. Results in the first quarter of 2026 included $11 million of net realized and unrealized investment gains compared to $87 million in the first quarter of 2025. Results in the first quarter of 2026 also included $65 million of unrealized investment losses from White Mountains’s investment in MediaAlpha compared to $37 million in the first quarter of 2025.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 91% in the first quarter of 2026 compared to 97% in the first quarter of 2025. Ark/WM Outrigger reported gross written premiums of $1,091 million, net written premiums of $590 million and net earned premiums of $374 million in the first quarter of 2026 compared to gross written premiums of $1,108 million, net written premiums of $728 million and net earned premiums of $358 million in the first quarter of 2025.

Ark’s combined ratio was 91% in the first quarter of 2026 compared to 94% in the first quarter of 2025. Ark’s combined ratio in the first quarter of 2026 included seven points of catastrophe losses, driven by losses related to the war in Iran. This compares to 25 points of catastrophe losses in the first quarter of 2025, driven by losses related to the California wildfires. Ark’s combined ratio included five points of net favorable prior year development in the first quarter of 2026, driven primarily by the specialty and property lines of business. This compares to 14 points of net favorable prior year development in the first quarter of 2025, driven primarily by the marine & energy and property lines of business.

Ark has exposure to the war in Iran, primarily through the specialty and marine & energy lines of business. In the first quarter of 2026, Ark recorded estimated losses of $25 million (net of reinsurance and reinstatement premiums). However, losses could increase as the war is ongoing.

Ark reported gross written premiums of $1,091 million, net written premiums of $590 million and net earned premiums of $371 million in the first quarter of 2026 compared to gross written premiums of $1,108 million, net written premiums of $690 million and net earned premiums of $346 million in the first quarter of 2025. The decline in Ark’s written premiums was driven primarily by a change in the timing of recognition of certain delegated authority business. This change had no impact on the timing of recognition of Ark’s earned premiums, which increased 7% in the first quarter of 2026 compared to the first quarter of 2025, driven primarily by continued growth in the specialty and property lines of business. Net written premiums were also impacted by Ark’s greater use of quota share reinsurance in the current period. As a result, ceded written premiums increased to $501 million in the first quarter of 2026 from $417 million in the first quarter of 2025.

Ark reported pre-tax income of $7 million in the first quarter of 2026 compared to $52 million in the first quarter of 2025. Ark’s results included net realized and unrealized investment gains (losses) of $(33) million in the first quarter of 2026 compared to $30 million in the first quarter of 2025.

Ian Beaton, CEO of Ark, said, “We are off to a good start in 2026, producing a combined ratio of 91% and gross written premiums of $1.1 billion. Market conditions continue to soften, but we still see opportunities to drive profitable growth, including through the addition of new teams and classes of business.”

WM Outrigger Re’s combined ratio was 44% in the first quarter of 2026 compared to 166% in the first quarter of 2025. Catastrophe losses in the first quarter of 2025 included $19 million of losses related to the California wildfires (net of reinstatement premiums). Ark renewed Outrigger Re Ltd. for the 2026 underwriting year with $70 million of unaffiliated third-party capital.

Through March 31, 2026, WM Outrigger Re has generated pre-tax income of $57 million from the 2025 underwriting year, $29 million from the 2024 underwriting year and $76 million from the 2023 underwriting year.

Kudu

Kudu reported total revenues of $63 million, pre-tax income of $52 million and adjusted EBITDA of $17 million in the first quarter of 2026 compared to total revenues of $64 million, pre-tax income of $53 million and adjusted EBITDA of $16 million in the first quarter of 2025. Total revenues, pre-tax income and adjusted EBITDA included $21 million of net investment income in the first quarter of 2026 compared to $19 million in the first quarter of 2025. Total revenues and pre-tax income also included $42 million of net realized and unrealized investment gains (losses) in the first quarter of 2026 compared to $44 million in the first quarter of 2025. On a trailing 12 months basis, return on equity was 12% as of March 31, 2026, down from 13% for the year ended December 31, 2025 due to lower net realized and unrealized investment gains.

Rob Jakacki, CEO of Kudu, said, “Despite heightened volatility in global financial markets, Kudu delivered a solid first quarter that reflects both the resilience of our portfolio and investment discipline. We closed one new deal in the quarter and continue to pursue an active pipeline.”

HG Global

HG Global reported gross written premiums of $8 million and earned premiums of $8 million in the first quarter of 2026 compared to gross written premiums of $7 million and earned premiums of $8 million in the first quarter of 2025. HG Global’s total par value of policies assumed was $518 million in the first quarter of 2026 compared to $427 million in the first quarter of 2025. HG Global’s total gross pricing was 160 basis points in the first quarter of 2026 compared to 157 basis points in the first quarter of 2025.

HG Global reported pre-tax income of $11 million in the first quarter of 2026 compared to $25 million in the first quarter of 2025. HG Global’s results included net realized and unrealized investment gains (losses) of $(5) million in the first quarter of 2026 compared to $10 million in the first quarter of 2025, driven by movements in interest rates.

The fair value of the BAM surplus notes increased to $346 million as of March 31, 2026 compared to $339 million as of December 31, 2025, resulting from $7 million of accrued interest.

Kevin Pearson, President of HG Global, said, “HG Global had a strong start to the year, with gross written premiums increasing 24% during the first quarter. The growth in written premiums was driven primarily by an increase in primary market activity and secondary market pricing.”

We encourage you to read BAM’s first quarter statutory financial statements and operating supplement, which will be available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-financial-information/.

Distinguished

Distinguished reported managed premiums of $132 million, commission and fee revenues of $40 million, pre-tax loss of $18 million and ScaleCo adjusted EBITDA of $4 million for the first quarter of 2026.

On a trailing 12 months basis, Distinguished reported managed premiums of $576 million and ScaleCo adjusted EBITDA of $26 million. This includes periods prior to White Mountains’s ownership of Distinguished, which White Mountains believes is useful in understanding Distinguished’s performance.

Jason Rotman, President of Distinguished, said “Distinguished had a flattish quarter. Overall ScaleCo growth was muted, with strong premium growth in the environmental program offset by a decline in the umbrella program amid continued market pressure. During the quarter, we continued to execute well on our inorganic de novo build strategy, launching one new program. We also continue to invest in technology and talent across the platform to drive organic growth over the medium-term.”

MediaAlpha

As of March 31, 2026, White Mountains owned 17.9 million shares of MediaAlpha, representing a 28% basic ownership interest based on the total class A and class B common shares outstanding. As of March 31, 2026, MediaAlpha’s share price was $9.30 per share, which decreased from $12.95 per share as of December 31, 2025. The carrying value of White Mountains’s investment in MediaAlpha was $166 million as of March 31, 2026 compared to $231 million as of December 31, 2025. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s first quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax loss of $80 million in the first quarter of 2026 compared to $59 million in the first quarter of 2025. Unrealized investment losses from White Mountains’s investment in MediaAlpha were $65 million in the first quarter of 2026 compared to $37 million in the first quarter of 2025. Excluding MediaAlpha, net realized and unrealized investment gains were $7 million in the first quarter of 2026 compared to $3 million in the first quarter of 2025. Net investment income was $14 million in the first quarter of 2026 compared to $10 million in the first quarter of 2025.

White Mountains’s Other Operations reported other revenues of $56 million in the first quarter of 2026 compared to $14 million in the first quarter of 2025. White Mountains’s Other Operations reported cost of sales of $43 million in the first quarter of 2026 compared to $8 million in the first quarter of 2025. The increases in other revenues and cost of sales were driven primarily by the consolidation of WTM Partners’s investment in Enterprise Solutions in the second quarter of 2025.

White Mountains’s Other Operations reported general and administrative expenses of $55 million in the first quarter of 2026 compared to $36 million in the first quarter of 2025. The increase in general and administrative expenses was driven primarily by higher incentive compensation costs and the consolidation of Enterprise Solutions.

In the second quarter of 2026, WTM Partners closed two new acquisitions. The acquisition of BaseSix Systems LLC, a low voltage electrical systems integrator, closed on April 1, 2026 and represented an equity investment of approximately $97 million. The acquisition of Hawkeye Electric, LLC, a provider of specialty electrical contracting services, closed on May 1, 2026 and represented an equity investment of approximately $35 million.

Investments

The total consolidated portfolio return was 0.2% in the first quarter of 2026. Excluding MediaAlpha, the total consolidated portfolio return was 1.0% in the first quarter of 2026. The total consolidated portfolio return was 1.7% in the first quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.3% in the first quarter of 2025.

Mark Plourde, President of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio returned 1.0% in the quarter. Absolute and relative results were solid amid challenging financial markets. The fixed income portfolio returned 0.5%, ahead of the longer-duration Bloomberg Intermediate Aggregate Index return of 0.1%. Excluding MediaAlpha, the equity portfolio returned 1.6%, ahead of the S&P 500 Index return of -4.3%. Relative results were driven by gains from our portfolio of other long-term investments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,870.0	$1,917.9	$1,582.1
Common equity securities	399.2	452.3	420.9
Short-term investments	900.5	866.6	625.2
Other long-term investments	737.7	689.7	586.8
Total investments	3,907.4	3,926.5	3,215.0
Cash (restricted $3.0, $1.1, $0.0)	97.3	104.8	160.5
Reinsurance recoverables	1,179.3	836.1	920.4
Insurance premiums receivable	1,307.4	848.4	1,272.6
Deferred acquisition costs	300.2	211.1	279.7
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	136.6	134.7	184.8
Total P&C Insurance and Reinsurance assets	7,220.7	6,354.1	6,325.5
Asset Management (Kudu)
Short-term investments	20.9	21.9	11.9
Other long-term investments	1,358.8	1,291.4	1,126.2
Total investments	1,379.7	1,313.3	1,138.1
Cash	13.8	34.5	15.1
Accrued investment income	23.6	25.3	23.5
Goodwill and other intangible assets	7.6	7.7	7.9
Other assets	22.4	21.5	38.7
Total Asset Management assets	1,447.1	1,402.3	1,223.3
Financial Guarantee (HG Global)
Fixed maturity investments	705.2	693.4	631.9
Short-term investments	85.6	90.8	54.1
Total investments	790.8	784.2	686.0
Cash	.2	.1	6.8
BAM surplus notes, at fair value	345.9	339.0	389.2
Insurance premiums receivable	7.8	11.4	7.6
Deferred acquisition costs	97.3	96.9	86.6
Other assets	5.6	5.2	26.9
Total Financial Guarantee assets	1,247.6	1,236.8	1,203.1
Specialty Insurance Distribution (Distinguished)
Short-term investments	66.1	94.0	—
Total investments	66.1	94.0	—
Cash (restricted $0.1, $0.1, $0.0)	.5	2.7	—
Premiums, commissions and fees receivable	45.9	45.7	—
Goodwill and other intangible assets	571.5	577.7	—
Other assets	17.1	15.3	—
Total Specialty Insurance Distribution assets	701.1	735.4	—
Other Operations
Fixed maturity investments	310.9	159.2	293.1
Common equity securities	147.3	30.7	120.9
Investment in MediaAlpha	166.1	231.2	165.0
Short-term investments	428.1	807.4	290.8
Other long-term investments	1,157.0	977.4	574.9
Total investments	2,209.4	2,205.9	1,444.7
Cash	24.1	42.8	29.6
Goodwill and other intangible assets	140.1	142.3	63.7
Other assets	174.3	181.9	92.9
Assets held for sale - Bamboo Group	—	—	616.2
Assets held for sale - Other	4.5	5.0	5.9
Total Other Operations assets	2,552.4	2,577.9	2,253.0
Total assets	$13,168.9	$12,306.5	$11,004.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,585.6	$2,481.0	$2,253.9
Unearned insurance premiums	1,613.5	1,026.1	1,500.6
Debt	159.3	159.7	156.1
Reinsurance payable	610.3	286.2	385.8
Contingent consideration	338.3	328.3	165.0
Other liabilities	234.4	247.2	196.7
Total P&C Insurance and Reinsurance liabilities	5,541.4	4,528.5	4,658.1
Asset Management (Kudu)
Debt	350.6	350.4	246.6
Other liabilities	105.4	96.5	84.0
Total Asset Management liabilities	456.0	446.9	330.6
Financial Guarantee (HG Global)
Unearned insurance premiums	328.5	327.9	295.8
Debt	147.9	147.8	147.5
Other liabilities	23.4	23.8	20.0
Total Financial Guarantee liabilities	499.8	499.5	463.3
Specialty Insurance Distribution (Distinguished)
Debt	140.8	140.8	—
Premiums and commissions payable	76.3	81.3	—
Other liabilities	67.5	85.0	—
Total Specialty Insurance Distribution liabilities	284.6	307.1	—
Other Operations
Loss and loss adjustment expense reserves	12.2	13.6	13.4
Unearned insurance premiums	10.8	9.6	30.8
Debt	36.2	38.3	21.2
Accrued incentive compensation	50.8	102.9	28.2
Other liabilities	98.2	101.4	31.6
Liabilities held for sale - Bamboo Group	—	—	282.7
Liabilities held for sale - Other	2.9	3.6	5.3
Total Other Operations liabilities	211.1	269.4	413.2
Total liabilities	6,992.9	6,051.4	5,865.2
Redeemable noncontrolling interests	131.5	131.5	—
Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	581.3	579.0	567.1
Retained earnings	4,790.8	4,845.6	3,943.0
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	1.4	.8	(.5)
Total White Mountains’s common shareholders’ equity	5,373.5	5,425.4	4,509.6
Nonredeemable noncontrolling interests	671.0	698.2	630.1
Total equity	6,044.5	6,123.6	5,139.7
Total liabilities, redeemable noncontrolling interests and equity	$13,168.9	$12,306.5	$11,004.9

0WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$5,373.5	$5,425.4	$4,509.6
Book value per share denominator (in thousands):
Common shares outstanding	2,476.7	2,479.7	2,573.7

Book value per share	$2,169.66	$2,187.97	$1,752.17

Quarter-to-date change in book value per share, including dividends:	(0.8)%	18.2%	0.4%
Year-to-date change in book value per share, including dividends:	(0.8)%	25.4%	0.4%

Year-to-date dividends per share	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$373.8	$358.0
Net investment income	28.7	23.5
Net realized and unrealized investment gains (losses)	(32.9)	29.5
Other revenues	6.7	2.2
Total P&C Insurance and Reinsurance revenues	376.3	413.2
Asset Management (Kudu)
Net investment income	20.8	19.4
Net realized and unrealized investment gains (losses)	42.0	44.0
Other revenues	.2	.4
Total Asset Management revenues	63.0	63.8
Financial Guarantee (HG Global)
Earned insurance premiums	7.7	8.2
Net investment income	7.7	6.3
Net realized and unrealized investment gains (losses)	(5.2)	10.0
Interest income from BAM surplus notes	6.9	7.5
Other revenues	.1	.1
Total Financial Guarantee revenues	17.2	32.1
Specialty Insurance Distribution (Distinguished)
Commission and fee revenues	39.6	—
Other revenues	.7	—
Total Specialty Insurance Distribution revenues	40.3	—
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	—	44.2
Earned insurance premiums	—	14.9
Other revenues	—	2.3
Total P&C Insurance Distribution revenues	—	61.4
Other Operations
Earned insurance premiums	3.4	13.9
Net investment income	13.5	9.7
Net realized and unrealized investment gains (losses)	6.9	2.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(65.2)	(36.6)
Commission and fee revenues	3.6	3.9
Net gain on sale of the Bamboo Group	2.4	—
Other revenues	56.4	13.6
Total Other Operations revenues	21.0	7.3
Total revenues	$517.8	$577.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$206.7	$233.5
Acquisition expenses	98.8	83.5
General and administrative expenses	47.5	35.9
Change in fair value of contingent consideration	10.0	9.7
Interest expense	4.1	4.2
Total P&C Insurance and Reinsurance expenses	367.1	366.8
Asset Management (Kudu)
General and administrative expenses	4.2	4.0
Interest expense	7.1	6.4
Total Asset Management expenses	11.3	10.4
Financial Guarantee (HG Global)
Acquisition expenses	2.1	1.9
General and administrative expenses	.7	.6
Interest expense	3.6	4.6
Total Financial Guarantee expenses	6.4	7.1
Specialty Insurance Distribution (Distinguished)
Broker commission expenses	17.2	—
General and administrative expenses	37.2	—
Interest expense	3.5	—
Total Specialty Insurance Distribution expenses	57.9	—
P&C Insurance Distribution (Bamboo)
Broker commission expenses	—	15.5
Loss and loss adjustment expenses	—	10.9
Acquisition expenses	—	6.6
General and administrative expenses	—	20.0
Interest expense	—	2.1
Total P&C Insurance Distribution expenses	—	55.1
Other Operations
Loss and loss adjustment expenses	.3	17.4
Acquisition expenses	1.3	5.1
Cost of sales	42.7	7.5
General and administrative expenses	55.3	35.5
Interest expense	1.0	.5
Total Other Operations expenses	100.6	66.0
Total expenses	543.3	505.4
Pre-tax income (loss)	(25.5)	72.4
Income tax (expense) benefit	(.8)	(9.6)
Net income (loss)	(26.3)	62.8
Net (income) loss attributable to noncontrolling interests	(.9)	(28.9)
Net income (loss) attributable to White Mountains’s common shareholders	$(27.2)	$33.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to White Mountains’s common shareholders	$(27.2)	$33.9
Other comprehensive income (loss), net of tax	1.0	2.0
Comprehensive income (loss)	(26.2)	35.9
Other comprehensive (income) loss attributable to noncontrolling interests	(.4)	(.8)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$(26.6)	$35.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2026	2025
Basic earnings (loss) per share	$(12.59)	$13.19
Diluted earnings (loss) per share	$(12.59)	$13.19
Dividends declared and paid per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2026	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	Distinguished	Other Operations	Total
Revenues:
Earned insurance premiums	$371.1	$2.7	$—	$7.7	$—	$3.4	$384.9
Net investment income (1)	27.4	1.3	20.8	7.7	.7	13.5	71.4
Net realized and unrealized investment gains (losses)	(32.8)	(.1)	42.0	(5.2)	—	6.9	10.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(65.2)	(65.2)
Interest income from BAM surplus notes	—	—	—	6.9	—	—	6.9
Commission and fee revenues	—	—	—	—	39.6	3.6	43.2
Net gain on sale of the Bamboo Group	—	—	—	—	—	2.4	2.4
Other revenues	6.7	—	.2	.1	—	56.4	63.4
Total revenues	372.4	3.9	63.0	17.2	40.3	21.0	517.8
Expenses:
Loss and loss adjustment expenses	206.4	.3	—	—	—	.3	207.0
Acquisition expenses	97.9	.9	—	2.1	—	1.3	102.2
Cost of sales	—	—	—	—	—	42.7	42.7
Broker commission expenses	—	—	—	—	17.2	—	17.2
General and administrative expenses	47.5	—	4.2	.7	37.2	55.3	144.9
Change in fair value of contingent consideration	10.0	—	—	—	—	—	10.0
Interest expense	4.1	—	7.1	3.6	3.5	1.0	19.3
Total expenses	365.9	1.2	11.3	6.4	57.9	100.6	543.3
Pre-tax income (loss)	$6.5	$2.7	$51.7	$10.8	$(17.6)	$(79.6)	$(25.5)
(1) Distinguished’s net investment income is included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$346.0	$12.0	$—	$8.2	$14.9	$13.9	$395.0
Net investment income (1)	21.3	2.2	19.4	6.3	.7	9.7	59.6
Net realized and unrealized investment gains (losses) (1)	29.6	(.1)	44.0	10.0	.3	2.8	86.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(36.6)	(36.6)
Interest income from BAM surplus notes	—	—	—	7.5	—	—	7.5
Commission and fee revenues	—	—	—	—	44.2	3.9	48.1
Other revenues	2.2	—	.4	.1	1.3	13.6	17.6
Total revenues	399.1	14.1	63.8	32.1	61.4	7.3	577.8
Expenses:
Loss and loss adjustment expenses	213.3	20.2	—	—	10.9	17.4	261.8
Acquisition expenses	83.8	(.3)	—	1.9	6.6	5.1	97.1
Cost of sales	—	—	—	—	—	7.5	7.5
Broker commission expenses	—	—	—	—	15.5	—	15.5
General and administrative expenses	35.8	.1	4.0	.6	20.0	35.5	96.0
Change in fair value of contingent consideration	9.7	—	—	—	—	—	9.7
Interest expense	4.2	—	6.4	4.6	2.1	.5	17.8
Total expenses	346.8	20.0	10.4	7.1	55.1	66.0	505.4
Pre-tax income (loss)	$52.3	$(5.9)	$53.4	$25.0	$6.3	$(58.7)	$72.4
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended March 31, 2026
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,090.9	$—	$—	$1,090.9
Net written premiums	$590.1	$—	$—	$590.1
Net earned premiums	$371.1	$2.7	$—	$373.8

Insurance expenses:
Loss and loss adjustment expenses	$206.4	$.3	$—	$206.7
Acquisition expenses	97.9	.9	—	98.8
Other underwriting expenses (1)	34.9	—	—	34.9
Total insurance expenses	$339.2	$1.2	$—	$340.4

Insurance ratios:
Loss and loss adjustment expense	55.6%	11.1%	—%	55.3%
Acquisition expense	26.4	33.3	—	26.4
Other underwriting expense	9.4	—	—	9.4
Combined Ratio	91.4%	44.4%	—%	91.1%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended March 31, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,107.6	$37.5	$(37.5)	$1,107.6
Net written premiums	$690.2	$37.5	$—	$727.7
Net earned premiums	$346.0	$12.0	$—	$358.0

Insurance expenses:
Loss and loss adjustment expenses	$213.3	$20.2	$—	$233.5
Acquisition expenses	83.8	(.3)	—	83.5
Other underwriting expenses (1)	28.5	—	—	28.5
Total insurance expenses	$325.6	$19.9	$—	$345.5

Insurance ratios:
Loss and loss adjustment expense	61.7%	168.3%	—%	65.2%
Acquisition expense	24.2	(2.5)	—	23.3
Other underwriting expense	8.2	—	—	8.0
Combined Ratio	94.1%	165.8%	—%	96.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2025	Three Months Ended March 31, 2026	Twelve Months Ended March 31, 2026
Net investment income (1)	$19.4	$20.8	$80.1
Net realized and unrealized investment gains (losses)	44.0	42.0	101.5
Other revenues	.4	.2	1.0
Total revenues	63.8	63.0	182.6
General and administrative expenses	4.0	4.2	18.1
Interest expense	6.4	7.1	26.6
Total expenses	10.4	11.3	44.7
GAAP pre-tax income (loss)	53.4	51.7	137.9
Income tax (expense) benefit	(11.6)	(13.8)	(26.4)
GAAP net income (loss)	41.8	37.9	111.5

Add back:
Interest expense	6.4	7.1	26.6
Income tax expense (benefit)	11.6	13.8	26.4
Depreciation expense	—	—	.2
Amortization of other intangible assets	.1	.1	.3
EBITDA	59.9	58.9	165.0

Exclude:
Net realized and unrealized investment (gains) losses	(44.0)	(42.0)	(101.5)
Non-cash equity-based compensation expense	—	—	.5
Transaction expenses	(.1)	—	2.0
Adjusted EBITDA	$15.8	$16.9	$66.0

Adjustment to annualize partial year revenues from participation contracts acquired			4.8
Adjustment to remove partial year revenues from participation contracts sold			(1.5)
Annualized adjusted EBITDA			$69.3

GAAP net investment income (1)			$80.1
Adjustment to annualize partial year revenues from participation contracts acquired			4.8
Adjustment to remove partial year revenues from participation contracts sold			(1.5)
Annualized revenue			$83.4

Net equity capital drawn			$489.3
Debt capital drawn			358.3
Total net capital drawn and invested (2)			$847.6

GAAP net investment income revenue yield			9.5%

Cash revenue yield			9.8%

Return on equity			11.8%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
Kudu	2026	2025
Beginning balance of Kudu’s participation contracts (1)	$1,285.0	$1,008.4
Contributions to participation contracts (2)	25.4	68.0
Proceeds from participation contracts sold	—	—
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (3)	.3	—
Net unrealized investment gains (losses) on participation contracts - all other (4)	41.5	44.0
Ending balance of Kudu’s participation contracts (5)	$1,352.2	$1,120.4
(1) As of December 31, 2025 and 2024, Kudu’s other long-term investments also include $6.4 and $5.6 related to a private debt instrument.
(2) Includes contributions to new and existing participation contracts.
(3) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(4) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(5) As of March 31, 2026 and 2025, Kudu’s other long-term investments also include $6.6 and $5.8 related to a private debt instrument.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended March 31,
HG Global	2026		2025
Par value assumed:
Par value of primary market policies assumed (1)		$418.4		$327.0
Par value of secondary market policies assumed (1)	99.2		100.3
Total par value of policies assumed		$517.6		$427.3

Reinsurance premiums:
Gross written premiums from primary market		$4.1		$3.8
Gross written premiums from secondary market	4.2		2.9
Total gross written premiums	8.3		6.7
Ceding commission paid	2.5		2.0
Total gross written premiums net of ceding commission paid		$5.8		$4.7

Earned premiums		$7.7		$8.2

Pricing:
Gross pricing from primary market	98	bps	116	bps
Gross pricing from secondary market	423	bps	289	bps
Total gross pricing	160	bps	157	bps

Total pricing net of ceding commission paid	112	bps	110	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of March 31, 2026	As of December 31, 2025	As of March 31, 2025
Unearned premiums	$328.5	$327.9	$295.8
Deferred acquisition costs	97.3	96.9	86.6
Unearned premiums, net of deferred acquisition costs	$231.2	$231.0	$209.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Distinguished	Three Months Ended March 31, 2026
Commission and fee revenues	$39.6
Other revenues	.7
Total revenues	40.3
Broker commission expenses	17.2
General and administrative expenses	37.2
Interest expense	3.5
Total expenses	57.9
GAAP pre-tax income (loss)	(17.6)
Income tax (expense) benefit	3.2
GAAP net income (loss)	(14.4)

Exclude:
Net (income) loss, GrowthCo	7.8
ScaleCo net income (loss)	(6.6)

Add back:
Interest expense	3.5
Income tax expense (benefit)	(3.2)
Depreciation expense	.1
Amortization of other intangible assets	7.4
ScaleCo EBITDA	1.2

Exclude:
Non-cash equity-based compensation expense	2.4
Restructuring expenses	.8
ScaleCo adjusted EBITDA	$4.4

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 14 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Distinguished’s ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA are non-GAAP financial measures.

ScaleCo net income (loss) is a non-GAAP financial measure that excludes the results of the GrowthCo vertical, which is consolidated under GAAP, from Distinguished’s consolidated GAAP net income (loss).

ScaleCo EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to ScaleCo net income (loss).

ScaleCo adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those items added back to calculate ScaleCo EBITDA. The items relate to (i) non-cash equity-based compensation expense and (ii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Distinguished’s management compensation that are settled with equity units in Distinguished.
•Restructuring expenses - Represents costs directly related to Distinguished’s corporate restructuring and capital planning activities.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Distinguished’s performance. White Mountains also believes that excluding the results of the GrowthCo vertical, which Distinguished views as an investment in start-up programs, is useful to understanding the performance of Distinguished’s established programs. See page 17 for the reconciliation of Distinguished’s consolidated GAAP net income (loss) to ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended March 31,
	2026	2025
Total consolidated portfolio return	0.2%	1.7%
Remove MediaAlpha	0.8	0.6
Total consolidated portfolio return excluding MediaAlpha	1.0%	2.3%

Three Months Ended March 31, 2026
Total equity portfolio return	(0.3)%
Remove MediaAlpha	1.9
Total equity portfolio return excluding MediaAlpha	1.6%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “may,” “could,” “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2025 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.